Exhibit 99.1

For Immediate Release
Contact:
Howard Silver (Company)  Jerry Daly or Carol McCune    Claire Koeneman
President                Daly Gray (Media)             Financial Relations Board
(901) 754-7774           (703) 435-6293                (Analyst Info)
                                                       (312) 640-6784



  Equity Inns Second Quarter Results 1 Cent Above Consensus Analysts' Estimates

           Second Straight Quarter of Exceeding Analysts' Expectations


      GERMANTOWN, Tenn., August 2, 2001--Equity Inns, Inc. (NYSE: ENN) a hotel real estate investment trust (REIT), today reported stronger than expected earnings growth for the second straight reporting period, according to management.
         Funds from operations (FFO) for the second quarter ended June 30, 2001, were $16.2 million, compared to $16.6 million for the same period a year ago. FFO per share was $0.43, compared to $0.44 in the 2000 second quarter. Results were $0.01 above consensus analysts' estimates.
         "We are especially pleased with our second quarter results in light of the slowing economy and the reduction in corporate travel demand," said Donald
H. Dempsey, chief financial officer. "Our revenue per available room (RevPAR), while down 1.3 percent, was very strong compared to our peer group and the industry as a whole. Our occupancy rate for the quarter declined 1.7 percent to
70.4 percent, while average daily rate (ADR) rose 1.0 percent to $81.51 from $80.67 in last year's second quarter.
         Dempsey noted that RevPAR performance was driven primarily by corporate travel cutbacks, partially offset by tradedowns from higher priced hotel brands. "The AmeriSuites portfolio also significantly impacted our overall performance with RevPAR declining 5.1 percent compared to the second quarter last year. Prime Hospitality is the manager of our AmeriSuites properties, and we are pleased that they are taking some important and very necessary steps to improve results. They are aggressively addressing the poor performance through recent management changes, a summertime advertising blitz and the September implementation of a guest frequency program. Results at our Hampton Inns and Homewood Suites hotels continue to be positively affected by the Hilton HHonors guest loyalty program and cross-selling efforts.
         "Consistent with the first quarter, the West North Central and Middle Atlantic regions reflected the strongest RevPAR growth, while the New England and East North Central regions were the weakest," he said. "The slow economy adversely impacted demand in all regions."
         Dempsey pointed out that Equity Inns continues to invest heavily in operating improvements. "As we announced earlier this year, we have significantly increased our investment in property level operations, especially in people and marketing. Year to date, sales and marketing expenses are up 14 percent. These investments are having a short-term negative impact, but are expected to improve performance for our hotels in 2002 and beyond," he said. "Short-term, we already are seeing some improvement, but not enough to offset the increased expenses."
         Dempsey said FFO per share of $0.43 was $0.01 higher than analysts' estimates, primarily due to a positive $719,000 adjustment in real estate taxes applicable to the Homewood Suites in Chicago.
Second Quarter Highlights
         "We continue to benefit from the conversion of most of our leases to management contracts at the beginning of the first quarter at no cost to the REIT, in accordance with the enactment of the REIT Modernization Act (RMA)," said Howard Silver, president and chief operating officer. "We are in final negotiations to convert our remaining 19 contracts with Prime and expect to conclude the transaction by the end of the third quarter."
         Silver pointed out that Equity Inns continues to aggressively seek ways to enhance revenues and reduce expenses and optimize the benefits of the RMA. "Working with our primary management company, we helped implement a contract with AT&T to reduce telephone expenses by an average of $6,000 per property. This is in addition to our recently signed agreements with Glen Hatchett & Associates, a major purchasing firm, naming them as our preferred vendor for furniture, fixture and equipment for our hotels, and SpectraSite Communications, Inc., to manage telecommunications opportunities for our hotels."
         Phillip H. McNeill, Sr., chairman and chief executive officer, said that the company is benefiting from previous actions taken to respond to the slowing economy. "Our properties are in top operating condition, and we continue to aggressively asset-manage our hotels to optimize short-term and long-term results."
         McNeill remarked that the company maintains a strong balance sheet and that the debt-to- cost of hotels remains conservative, declining from 42 percent to 41 percent in the second quarter. "With historically attractive rates and no debt maturities until 2003, we have significant flexibility to respond to changing market conditions. Our current dividend yield remains a highly attractive 10 to 11 percent, which along with the recent improvement in our stock price, has provided an 80 percent annual return to shareholders who purchased the stock a year ago.
         Equity Inns, Inc. is a self-advised REIT that focuses on the upscale extended stay, all-suite and midscale limited-service segments of the hotel industry. The company owns 96 hotels with approximately 12,300 rooms located in 34 states.

         For more information about Equity Inns, visit the company's web site at www.equityinns.com. To listen to a web cast of the company's second quarter conference call on August 2 at 11 a.m. Eastern time, go to the web site and click on Conference Calls. Interested parties also may listen to an archived web cast of the conference call on the web site, or may dial (888) 266-2086, pass code 5336042 to hear a telephone replay. The archived web cast will be available for 10 days following the call, and the telephone replay will be available through Thursday, August 9, 2001.
         Certain matters within this press release are discussed using forward-looking language as specified in the 1995 Private Securities Litigation Reform Law, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. From time to time, these risks are discussed in the company's filings with the Securities and Exchange Commission.

                                EQUITY INNS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                          June 30,        December 31,
                                                            2001              2000
                                                         ------------     ------------
                                                          (unaudited)
ASSETS
Investment in hotel properties, net                      $760,826,931     $772,411,021
Cash and cash equivalents                                   6,250,221          793,127
Accounts receivable                                         4,491,850
Due from Lessees                                            1,086,710        5,594,802
Notes receivable                                            3,488,016        3,407,889
Deferred expenses, net                                     11,780,394       12,842,499
Deferred tax asset                                          1,390,000
Deposits and other assets                                   5,539,398        6,693,339
                                                         ------------     ------------

       Total assets                                      $794,853,520     $801,742,677
                                                         ============     ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Debt                                                     $376,545,020     $383,402,951
Accounts payable and accrued expenses                      24,631,489       13,605,147
Distributions payable                                      10,598,035       10,578,824
Deferred lease revenue                                      2,435,971
Interest rate swap                                          1,918,231
Minority interest in Partnership                            9,844,323       10,369,635
                                                         ------------     ------------

       Total liabilities                                  425,973,069      417,956,557
                                                         ------------     ------------

Commitments and contingencies

Shareholders' equity:

Preferred Stock, $.01 par value, 10,000,000 shares
  authorized, 2,750,000 shares issued and outstanding      68,750,000       68,750,000
Common Stock, $.01 par value, 50,000,000
  shares authorized, 37,586,922 and 37,498,659
  shares issued and outstanding                               375,869          374,987
Additional paid-in capital                                418,312,722      417,756,731
Treasury stock, at cost, 747,600 shares                    (5,173,110)      (5,173,110)
Unearned directors' and officers' compensation             (1,601,977)      (1,854,249)
Predecessor basis assumed                                  (1,263,887)      (1,263,887)
Distributions in excess of net earnings                  (108,600,935)     (94,804,352)
Accumulated other comprehensive income:
  Unrealized loss on interest rate swap                    (1,918,231)
                                                         ------------     ------------

       Total shareholders' equity                         368,880,451      383,786,120
                                                         ------------     ------------

Total liabilities and shareholders' equity               $794,853,520     $801,742,677
                                                         ============     ============

                                EQUITY INNS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)


                                                     For the Three Months Ended        For the Six Months Ended
                                                              June 30,                          June 30,
                                                    ----------------------------      ----------------------------
                                                         2001           2000              2001             2000
                                                    -----------      -----------      ------------    ------------
Revenue
   Hotel revenues                                   $55,070,400                       $102,543,261
   Percentage lease revenues                          5,034,967      $20,558,027        11,455,462    $ 40,553,661
   Loss on sale of hotel properties                                   (2,947,744)                       (3,316,251)
   Other income                                         463,614          200,865         1,136,217         537,483
                                                    -----------      -----------      ------------    ------------
       Total revenue                                 60,568,981       17,811,148       115,134,940      37,774,893
                                                    -----------      -----------      ------------    ------------

Expenses
   Hotel operating expenses                          31,412,797                         61,786,199
   Real estate and personal property taxes            2,763,486        3,150,141         6,506,737       7,288,728
   Depreciation and amortization                     10,011,102        9,819,089        20,022,204      19,748,466
   Amortization of loan costs                           470,803          375,211           939,350         750,422
   Interest                                           7,771,776        7,992,621        15,730,606      15,981,062
   General and administrative expenses:
       Stock-based or non-cash
           compensation                                 244,567          249,747           487,905         507,257
       Other general and administrative
           expenses                                     799,828          986,697         2,379,042       2,492,102
   Lease expense                                        286,765          331,151           635,324         863,662
                                                    -----------      -----------      ------------    ------------
       Total expenses                                53,761,124       22,904,657       108,487,367      47,631,699
                                                    -----------      -----------      ------------    ------------

Income (loss) before minority interest
   and income taxes                                   6,807,857       (5,093,509)        6,647,573      (9,856,806)

Minority interest                                       164,157         (227,688)          151,330        (444,122)
                                                    -----------      -----------      ------------    ------------

(Income) loss before income taxes                     6,643,700       (4,865,821)        6,496,243      (9,412,684)

Income tax benefit                                                                       1,390,000
                                                    -----------      -----------      ------------    ------------

Net income (loss)                                     6,643,700       (4,865,821)        7,886,243      (9,412,684)

Preferred stock dividends                             1,632,813        1,632,813         3,265,626       3,265,626
                                                    -----------      -----------      ------------    ------------

Net income (loss) applicable to
   common shareholders                              $ 5,010,887      $(6,498,634)       $4,620,617    $(12,678,310)
                                                    ===========      ===========        ==========    ============

Net income (loss) per common share -
   basic and diluted                                $       .14      $      (.18)      $       .13    $       (.35)
                                                    ===========      ===========       ===========    ============

Weighted average number of common
   shares and units outstanding - diluted            38,038,123       37,953,935        38,031,404      37,961,100
                                                    ===========      ===========       ===========    ============

The following is a reconciliation of net income (loss) to Funds From Operations:


                                                    For the Three Months Ended         For the Six Months Ended
                                                             June 30,                           June 30,
                                                   -----------------------------     -----------------------------
                                                       2001             2000            2001               2000
                                                   -----------      ------------     -----------       -----------

Net income (loss)                                  $ 6,643,700      $(4,865,821)     $ 7,886,243       $(9,412,684)
Less:
    Preferred stock dividends                       (1,632,813)      (1,632,813)      (3,265,626)       (3,265,626)

Add:
    Minority interest                                  164,157         (227,688)         151,330          (444,122)
    Depreciation of building, furniture
        and fixtures                                 9,923,928        9,762,266       19,847,856        19,633,342
    Deferred lease revenue                           1,086,710       10,591,300        2,435,971        17,341,712
    Loss on sale of hotel properties                                  2,947,744                          3,316,251
                                                   -----------      -----------      -----------       -----------

Fund From Operations                               $16,185,682      $16,574,988      $27,055,774       $27,168,873
                                                   ===========      ===========      ===========       ===========

Weighted average number of outstanding
    shares of Common Stock and Units
    of the Partnership                              38,038,123       37,953,935       38,031,404        37,961,100
                                                   ===========      ===========      ===========       ===========

Funds From Operations per Share and
    Unit                                           $      0.43      $      0.44      $      0.71       $      0.72
                                                   ===========      ===========      ===========       ===========

                                Equity Inns, Inc.
                      Second Quarter 2001 Hotel Performance
                                 All Comparable


                                                     RevPAR                        Occupancy                        ADR
                                              ---------------------            ------------------           ---------------------
                                # of                       Variance                      Variance                        Variance
                               Hotels          2001        to 2000              2001     to 2000             2001        to 2000
                               ------         ------       --------            ------    --------           ------       --------
Portfolio
                                 96           $57.42         -1.3%             70.4%     -1.7% pts.         $81.51         1.0%
Franchise
  AmeriSuites                    19           $55.87         -5.1%             70.6%      -5.5 pts.         $79.15         2.4%
  Comfort Inn                     3           $53.15          2.9%             69.2%       0.2 pts.         $76.77         2.6%
  Hampton Inn                    48           $49.86         -0.1%             68.0%      -1.0 pts.         $73.33         1.3%
  Hampton Inn & Suites            1           $55.59         18.1%             79.6%      16.8 pts.         $69.83        -6.8%
  Holiday Inn                     5           $39.99         -6.4%             54.7%      -4.2 pts.         $73.05         0.8%
  Homewood Suites                 9           $84.13         -1.0%             79.6%       1.1 pts.        $105.67        -2.4%
  Residence Inn                  11           $78.22         -0.8%             79.5%      -1.8 pts.         $98.44         1.5%

Manager
  Crestline                       2           $65.42         -9.9%             65.3%     -13.7 pts.        $100.26         9.0%
  Crossroads                     55           $59.57         -0.2%             71.2%      -0.4 pts.         $83.70         0.3%
  Hilton                         20           $51.72          0.6%             68.7%      -0.3 pts.         $75.25         1.1%
  Prime                          19           $55.87         -5.1%             70.6%      -5.5 pts.         $79.15         2.4%

Region
  East North Central             14           $59.84         -4.7%             68.3%      -2.8 pts.         $87.61        -0.8%
  East South Central             14           $50.71          0.9%             72.1%       1.6 pts.         $70.31        -1.4%
  Middle Atlantic                 6           $78.92          2.2%             76.2%      -1.8 pts.        $103.56         4.7%
  Mountain                       10           $57.91         -0.2%             72.1%      -3.5 pts.         $80.34         4.7%
  New England                     5           $60.80         -8.6%             66.4%      -9.5 pts.         $91.50         4.5%
  Pacific Northwest               2           $87.29          1.6%             78.6%       1.3 pts.        $111.05        -0.1%
  South Atlantic                 27           $53.37         -1.7%             69.4%      -1.1 pts.         $76.85        -0.1%
  West North Central              7           $60.29          3.6%             74.9%       1.3 pts.         $80.50         1.8%
  West South Central             11           $49.03         -2.1%             66.2%      -2.7 pts.         $74.05         2.0%

Type
  All Suite                      19           $55.87         -5.1%             70.6%      -5.5 pts.         $79.15         2.4%
  Extended Stay                  20           $81.11         -0.9%             79.5%      -0.4 pts.        $101.98        -0.4%
  Full Service                    5           $48.97         -4.7%             61.1%      -2.9 pts.         $80.09        -0.2%
  Limited Service                52           $49.29          0.4%             67.7%      -0.6 pts.         $72.77         1.4%


Note: Includes all hotels open for the entire second quarter period of both years with the same or comparable brand affiliations, regardless of ownership last year.

                                Equity Inns, Inc.
                       Year-to-date 2001 Hotel Performance
                                 All Comparable



                                                     RevPAR                        Occupancy                          ADR
                                              ----------------------           -------------------          ----------------------
                                # of                       Variance                      Variance                        Variance
                               Hotels          2001        to 2000              2001     to 2000             2001        to 2000
                               ------         ------       ---------           ------    ---------          ------       ---------

Portfolio
                                 95           $54.61          1.7%             66.9%      -0.4 pts.            $81.62         2.3%
Franchise
  AmeriSuites                    19           $55.25         -2.7%             67.5%      -5.3 pts.            $81.89         4.9%
  Comfort Inn                     3           $48.48          1.2%             63.1%      -1.6 pts.            $76.84         3.8%
  Hampton Inn                    48           $46.95          3.1%             64.5%       0.6 pts.            $72.84         2.1%
  Hampton Inn & Suites            1           $50.14         24.7%             71.0%      16.4 pts.            $70.66        -4.1%
  Holiday Inn                     4           $32.27        -11.9%             46.2%      -5.5 pts.            $69.91        -1.5%
  Homewood Suites                 9           $80.58          6.8%             76.7%       5.2 pts.           $105.09        -0.4%
  Residence Inn                  11           $74.19          0.6%             76.7%      -0.7 pts.            $96.68         1.5%

Manager
  Crestline                       2           $52.40        -14.0%             56.8%     -13.4 pts.            $92.24         6.3%
  Crossroads                     55           $56.08          3.2%             67.6%       1.0 pts.            $82.96         1.7%
  Hilton                         20           $49.97          4.2%             65.5%       1.9 pts.            $76.32         1.3%
  Prime                          19           $55.25         -2.7%             67.5%      -5.3 pts.            $81.89         4.9%

Region
  East North Central             14           $53.72          1.0%             63.5%      -0.5 pts.            $84.62         1.8%
  East South Central             14           $46.74          4.0%             66.8%       2.4 pts.            $70.01         0.2%
  Middle Atlantic                 6           $72.11          6.1%             72.1%       0.9 pts.           $100.06         4.9%
  Mountain                       10           $61.06          4.3%             71.8%      -0.3 pts.            $85.07         4.7%
  New England                     5           $58.86         -5.1%             64.2%      -7.4 pts.            $91.75         5.9%
  Pacific Northwest               2           $78.14         -0.7%             71.5%      -3.1 pts.           $109.28         3.5%
  South Atlantic                 27           $51.72         -0.9%             65.7%      -1.5 pts.            $78.70         1.4%
  West North Central              7           $56.05          7.2%             70.4%       3.3 pts.            $79.61         2.2%
  West South Central             11           $47.80          1.5%             65.0%      -0.3 pts.            $73.53         2.0%

Type
  All Suite                      19           $55.25         -2.7%             67.5%      -5.3 pts.            $81.89         4.9%
  Extended Stay                  20           $77.32          3.7%             76.7%       2.2 pts.           $100.79         0.8%
  Full Service                    5           $40.92         -7.2%             52.9%      -3.9 pts.            $77.34        -0.5%
  Limited Service                52           $46.53          3.5%             64.2%       0.8 pts.            $72.44         2.2%



Note: Includes all hotels open for the entire six-month period of both years with the same or comparable brand affiliations, regardless of ownership last year.